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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 18, 1999, with respect to the financial statements of Thermalloy Group included in the Registration Statement
(Form S-4) and related Prospectus of Aavid Thermal Technologies, Inc. for the registration of $150,000,000 of its 12 3/4% Senior Subordinated Notes due 2007.

                                             Ernst & Young


London, England
March 28, 2000